EXHIBIT A

                      FORM OF 10% SECURED PROMISSORY NOTE


THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO TRANSFER OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNLESS MADE IN ACCORDANCE WITH THE APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS OR ANY AVAILABLE EXEMPTION THEREUNDER.



                             VENDINGDATA CORPORATION



                           10% SECURED PROMISSORY NOTE
                           ---------------------------



$__________                                                     ___________ 2001



         FOR VALUED RECEIVED, the undersigned, VENDINGDATA CORPORATION, a Nevada corporation (the "Maker"), hereby promises to pay to the order of __________ or its assigns (the "Payee"), the principal sum of __________________ DOLLARS ($_______), together with interest on the outstanding principal balance hereunder from the date hereof at the rate and in the manner set forth below. All payments of principal or interest or both shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America.

         This Note was issued by the Maker to the Payee on the date hereof in connection with a stand-by credit facility in an aggregate amount of $500,000 (each individually a "Note" and collectively the "Notes") and common stock purchase warrants, and is secured pursuant to the security agreement among the Maker and Josephthal & Co. Inc. (the "Security Agreement").

         This Note is subject to the following terms and conditions:

         1. PAYMENTS OF PRINCIPAL AND INTEREST. All unpaid accrued interest shall be due and payable quarterly, and the entire principal balance of this Note, together with any unpaid accrued interest, shall be due and payable on ___________, 2002, unless earlier prepaid in accordance with Section 3 or 4 hereof, or upon expiration of the Term as that term is defined in that certain Stand-By Credit Agreement between Maker and Josephthal & Co. Inc. where outstanding Notes automatically convert into 30 day demand promissory notes.

         2. INTEREST RATE. This Note will bear interest (i) at the rate of ten percent (10%) per annum from the date hereof to and including ___________, 2002, and (ii) at the election of the Payee, at the rate of eighteen percent (18%) per annum following the occurrence of and during the continuance of an Event of Default. Interest on this Note shall be calculated on the basis of a 360-day year of twelve 30-day months.

         3. OPTIONAL PREPAYMENT. The Maker shall have the right to prepay, without premium or penalty, at any time after the date hereof, all or any portion, in an amount not less than $10,000, of the outstanding principal balance of this Note, together with accrued interest on the principal amount prepaid, upon five business days prior written notice to the Payee.

         4. MANDATORY PREPAYMENTS.

         (a) The Maker shall prepay all outstanding principal of and accrued and unpaid interest on this Note immediately following the occurrence of:

         (i) The sale by the Maker or any parent or subsidiary of the Maker or other entity under common control with the Maker now or hereafter existing (each such parent, subsidiary or other entity, a "Subsidiary") of securities (as defined in the Securities Act ("Securities")) pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act") declared effective by the Securities and Exchange Commission (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form) with a minimum gross proceeds to the Maker of $5,000,000;

         (ii) The merger or consolidation of the Maker into or with another corporation or other entity, the sale of all or substantially all of the assets of the Maker or the sale or issuance of capital stock by the Maker, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Maker, immediately prior to such merger, consolidation, sale, or issuance own less than a majority in voting power of the outstanding shares of capital stock of the Maker or the surviving or resulting entity immediately following such merger, consolidation, sale transfer or other transaction; or

         (iii) The issuance or sale of equity Securities, including convertible debt and debt with warrants, by the Maker or any Subsidiary in one or more transactions exempt from the registration requirements of the Securities Act pursuant to
                  Section 3(b) or 4(2) thereof or any rule or regulation thereunder (each such transaction a "Private Equity Placement") yielding aggregate gross proceeds in an amount equal to or greater than $2,000,000.

         5. REPRESENTATIONS AND WARRANTIES. The Maker hereby represents and warrants to the Payee that:

         (a) The Maker has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own, lease and operate its properties and conduct is business as presently conducted or proposed to be conducted;

         (b) The execution and delivery of this Note (i) is within the Maker's corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder, action; and (ii) has been duly executed and delivered by the Maker and constitutes a legal, valid and binding obligation of the Maker enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity;

         (c) Except as provided in Schedule 5(c), the execution and delivery of this Note (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any applicable law or regulation or the articles of incorporation or bylaws of the Maker or any order of any governmental authority, (iii) will not violate or result in a default under any agreement or instrument evidencing or governing any material indebtedness of the Maker or its assets or give rise to a right thereunder to require any payment to be made, and (iv) will not result in the creation or imposition of any lien on any asset of the Maker, other than as contemplated by this Note;

         (d) The authorized, issued and outstanding capital stock of the Maker is as set forth in Schedule 5(d). Except as described in Schedule 5(d), the Maker does not have outstanding any options to purchase, or warrants to subscribe for, or any securities or obligations convertible into or exchangeable or exercisable for, or any contracts or commitments to issue or sell, any shares of its capital stock or any such warrants, securities or obligations. The holders of the capital stock of the Maker do not have any preemptive rights with respect to the issuance of the warrants issued in connection with this Note or with respect to any other Securities issued by the Maker, any contractual restrictions on the transfer of any shares of capital stock of the Maker, any voting agreements, proxies or trust with respect to the capital stock of the Maker or any contractual rights to cause the Maker to have such shares of capital stock registered under the Securities Act.

         6. COVENANTS.

         (a) PAYMENT OF NOTE. The Maker will punctually pay or cause to be paid the interest and principal on this Note at the date and place and in the manner specified herein. Any sums required to be withheld from any payment of principal or interest on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Maker and paid over in accordance therewith.

         Nothing in this Note or in any other agreement between the Payee and the Maker shall require the Maker to pay, or the Payee to accept, interest in an amount which would subject the Payee to any penalty or forfeiture under applicable law. If the payment of any charges, fees or other sums due under this Note or provided for in any other agreement between the Maker and the Payee are or could be held to be in the nature of interest and would subject the Payee to any penalty or forfeiture under applicable law, then IPSO FACTO the obligations of the Maker to make such payment to the Payee shall be reduced to the highest rate authorized under applicable law and, in the event that the Payee shall have ever received, collected, accepted or applied as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law, such amount which would be excess interest under applicable law shall be applied first to the reduction of principal then outstanding, and, second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to the Maker.

         (b) MAINTENANCE OF PROPERTIES. The Maker shall reasonably maintain in good repair, working order and condition its properties and other assets, and those of any subsidiary, and from time to time make all reasonably necessary or desirable repairs, renewals and replacements thereto.

         (c) PAYMENT OF TAXES. The Maker shall, and shall cause each subsidiary to, set aside for payment, or discharge before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Maker or any Subsidiary, as the case may be, or upon their respective income, profits or property; PROVIDED, HOWEVER, that neither the Maker nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been established.

         (d) COMPLIANCE WITH STATUTES. The Maker shall, and shall cause any Subsidiary to, comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality and of any agency of any thereof, in respect of the conduct of business, and the ownership of property by the Maker or any Subsidiary; PROVIDED, HOWEVER, that nothing contained in this Section shall require the Maker or any Subsidiary to comply with any such statute or regulation so long as its legality or applicability shall be contested in good faith.

         (e) LIENS. The Maker shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any liens, claims or encumbrances upon any of its or its Subsidiaries' assets or properties, except for those in existence on the date hereof or incurred in connection with (i) the issuance of the Notes, (ii) lines of credit obtained by Debtor from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc., (iii) debt expressly subordinate to the Notes, or (iv) purchase price liens.

         (f) RESTRICTIONS ON DIVIDENDS, REDEMPTIONS, ETC. The Maker shall not, and shall cause its subsidiaries (other than wholly-owned Subsidiaries) not to,
(i) declare or pay any dividend or make any other distribution on any equity Securities of the Maker, except dividends or distributions payable in equity Securities of the Maker or (ii) purchase, redeem or otherwise acquire or retire for value any equity Securities of the Maker, except equity Securities acquired upon conversion thereof into other equity Securities of the Maker.

         (g) TRANSACTIONS WITH AFFILIATES. The Maker shall not itself, and shall not permit any Subsidiary to, engage in any transaction of any kind or nature with any Affiliate of the Maker or any Subsidiary, other than a wholly owned Subsidiary of the Maker, unless such transaction is upon terms which are fair to the Maker or such Subsidiary, as the case may be, and which are reasonably similar to, or more beneficial to the Maker or such Subsidiary than the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.

         (h) INDEBTEDNESS. The Maker shall not, and shall not permit any of its Subsidiaries to, incur any liability or obligation, direct or contingent, for borrowed money, except in connection with the issuance of the Notes, lines of credit obtained by Debtor from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc., or debt expressly subordinate to the Notes.

         (i) FURTHER ASSURANCES. The Maker shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), and provide any such information which the Payee may reasonably request.

         7. EVENTS OF DEFAULT. The following are Events of Default hereunder:

         (a) any failure by the Maker to pay when due all or any portion of principal or accrued interest hereunder where such nonpayment shall have remained uncured for a period of ten (10) days following the receipt of the Payee's written notice of such nonpayment;

         (b) any failure by the Maker to comply with any of the covenants, conditions or agreements set forth in this Note, and such default shall continue uncured for a period of ten (10) days after notice to the Maker from the Payee;

         (c) any representation, warranty or statement of fact made by or on behalf of the Maker or by any officer of the Maker in connection with the transactions contemplated hereby proves to have been incorrect, false or misleading in any material respect on the date on which made;

         (d) if the Maker or any Subsidiary of the Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy or have a petition of bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation filed against it by law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

         (e) if any order, judgment or decree shall be entered, without the application, approval or consent of the Maker or any subsidiary of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker or any subsidiary of the Maker or appointing a receiver, trustee, custodian, liquidator or other such official of the Maker or any Subsidiary, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days;

         (f) any dissolution, liquidation or winding up of the Maker or any substantial portion of its business;

         (g) any default under the Security Agreement or any other security or financing agreement to which the Maker and the Payee or any of their predecessors in interest are parties;

         (h) one or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Maker or any Subsidiary and not vacated or satisfied within thirty (30) days of such judgment or any action shall be legally taken by a creditor of the Maker or any Subsidiary to attach or levy upon any assets of the Maker or any Subsidiary to enforce any judgment or claim;

         (i) any failure by the Maker to meet its payroll obligations for any pay period on the dated on when such payroll obligation is normally due, unless such failure is a justifiable corporate action.

         8. REMEDIES ON DEFAULT. If any Event of Default shall occur and be continuing, then the entire principal balance and all accrued interest under this Note shall, at the option of the holder hereof (except in the case of any Event of Default under Sections 7(d) or 7(e) above, in which event acceleration shall be automatic), become immediately due and payable, without notice or demand.

         9. SECURITY. The payment of this Note will be secured as provided in the Security Agreement.

         10. SENIORITY. The payment of this Note is senior to all other obligations of the Maker whether now existing or hereinafter incurred, other than as contemplated herein and except for lines of credit obtained by the Maker from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc.

         11. CERTAIN WAIVERS. Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

         12. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon notice by the Payee to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor, in lieu of this Note.

         13. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

                           If to the Maker:

                           VendingData Corporation
                           6830 Spencer Street
                           Las Vegas, Nevada  89119
                           Attention:  Steven J. Blad
                                       President and Chief Executive Officer

With a copy to             Kummer Kaempfer Bonner & Renshaw
                           3800 Howard Hughes Parkway, 7th Floor
                           Las Vegas, Nevada  89109
                           Attention: Michael J. Bonner, Esq.

                           If to the Payee:


                           -------------------
                           Josephthal & Co. Inc.
                           200 Park Avenue, 25th Floor
                           New York, New York 10166

         14. AMENDMENTS. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         15. GOVERNING LAW; WAIVER OF JURY TRIAL. This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OR COLLECTION OF THIS NOTE. The Maker hereby agrees that the Payee, at its election, may bring any such action or proceeding in federal or state courts situated in the County and State of New York, and hereby submits to the jurisdiction of the State of New York.

         16. COLLECTION COSTS. In the event that the Payee shall, after the occurrence and during the continuance of an Event of Default (and provided that the Payee shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this Note over to an attorney for collection, the Maker shall further be obligated to the Payee for the Payee's reasonable attorneys' fees and expenses incurred in connection with such collection as well as any other costs incurred by Payee in connection with the collection of all amounts due hereunder.

         17. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether or not so expressed.

         18. HEADINGS. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

         IN WITNESS WHEREOF, the Maker has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer as of the date first set forth above.


                                         VENDINGDATA CORPORATION

                                         By: /s/ Steven J. Blad
                                             -----------------------------------
                                             Steven J. Blad
                                             President & Chief Executive Officer

                                  SCHEDULE 5(A)

         OUTSTANDING WARRANTS, OPTIONS AND OTHER CONVERTIBLE SECURITIES

                                  SCHEDULE 5(d)
                                 CAPITALIZATION


                                      -91-